Exhibit 32.01

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Central European Media Enterprises Ltd. (the “Company”) on Form 10-Q for the period ended June 30, 2009, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Adrian Sarbu, President and Chief Executive Officer of the Company, and Charles Frank, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2
the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company as of the dates and for the periods explained in the report.

/s/ Adrian Sarbu	/s/ Charles Frank
Adrian Sarbu	Charles Frank
President and Chief Executive Officer	Chief Financial Officer
(Principal Executive Officer)	(Principal Financial Officer)
July 29, 2009	July 29, 2009